EXHIBIT 10.2


               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Second Amendment to Executive Employment Agreement (this "AMENDMENT") is effective as of June 13, 2007, and amends that certain Executive Employment Agreement dated February 17, 2006 and amended January 24, 2007 (the "AGREEMENT"), between Patron Systems, Inc. (the "COMPANY") and Martin T. Johnson ("EXECUTIVE"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

         WHEREAS, pursuant to Section 4.1 of the Agreement the Company is obligated to pay Executive a base salary at an annual rate of $180,000 during the term of the Agreement; and

         WHEREAS, the parties desire to enter into this Amendment to provide for a reduced annual base salary for Executive.

         NOW  THEREFORE,  the parties  hereby  agree that the first  sentence of
Section 4.1 of the Agreement shall be amended and restated in its entirety to read as follows:

                  "The Company shall pay to Executive a base salary at an annual rate of $90,000 during the term of this Agreement ("BASE SALARY"), commencing with the payroll period from June 1, 2007 through June 15, 2007."

         Except as expressly modified herein, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall govern.




                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF,  the parties have executed this Amendment as of the date first above written.



Company:                                    Executive:

PATRON SYSTEMS, INC.



By: /s/ Braden Waverley                     By: /s/ Martin T. Johnson
   --------------------------------            ---------------------------------
        Braden Waverley,                            Martin T. Johnson
        Chief Executive Officer